===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       -----------------------------------



          Date of Report (Date of earliest event reported): May 3, 1996



                          GENESIS HEALTH VENTURES, INC.
                  --------------------------------------------
             (Exact name of Registrant as specified in its charter)



            Pennsylvania                1-11666              06-1132947
  -------------------------------   ----------------    ----------------------
  (State or other jurisdiction of     (Commission        (I.R.S. Employer
   incorporation or organization)     File Number)      Identification Number)


                              148 West State Street
                       Kennett Square, Pennsylvania 19348
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


    Registrant's telephone number, including area code:    (610) 444-6350
                                                        --------------------

===============================================================================

Item 5.    Other Events.

           On May 3, 1996, Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), entered into an agreement to acquire the outstanding stock of National Health Care Affiliates, Inc., Oak Hill Health Center, Inc., Derby Nursing Center Corporation, EIDOS, Inc. and VersaLink, Inc., and all of the outstanding partnership interests of Delaware Avenue Partnership (collectively, "National Health"), for a total consideration of approximately $133,600,000, including assumed debt, subject to adjustment. The transaction is expected to close in the second calendar quarter of 1996 and is subject to normal regulatory approvals and certain third party consents. The consideration will be comprised of approximately $79,400,000 in cash and the assumption of approximately $54,200,000 of indebtedness. Genesis intends to repay all but approximately $18,000,000 of the assumed indebtedness concurrently with the closing of the transaction. The cash portion of the purchase price and repayment of indebtedness will be financed by borrowings under the Company's bank credit facilities.

           National Health owns six eldercare centers in Florida with 863 beds, leases four eldercare centers in Florida with 368 beds, owns six eldercare centers in Virginia with 1,168 beds and leases one eldercare center in Connecticut with 120 beds. National Health also provides enteral nutrition and rehabilitation therapy services to the eldercare centers that it owns and leases. In addition, National Health manages four eldercare centers in Colorado with 283 beds pursuant to an agreement which expires in October 1997. Certain businesses, including home health care, infusion therapy and assisted living facilities in the State of New York, which are currently owned by National Health, will not be acquired by Genesis as part of the transaction.

Item 7.    Financial Statements and Exhibits.

      (a)  Financial Statements of business acquired.

           National Health Care Affiliates, Inc. and Related Entities -- Audited Combined Financial Statements for the Year-Ended December 31, 1995

           o  Report of Independent Auditors

           o  Combined Balance Sheet

           o  Combined Statement of Earnings

           o  Combined Statement of Owners' Equity

           o  Combined Statement of Cash Flows

           o  Notes to Combined Financial Statements

      (b)  Pro Forma Condensed Consolidated Financial Information

           o Unaudited Condensed Consolidated Statements of Operation for the year ended September 30, 1995 and the three months ended December 31, 1995.

           o Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 1995.

      (c)  Exhibits.

      Number         Title
      ------         ------
         1.          Purchase Agreement, dated May 3, 1996, by and among Mark E.
                     Hamister, Oliver C. Hamister, George E. Hamister, Julia L.
                     Hamister, The George E. Hamister Trust, The Oliver C.
                     Hamister Trust, National Health Care Affiliates, Inc., Oak
                     Hill Health Care Center, Inc., Derby Nursing Center
                     Corporation, Delaware Avenue Partnership, EIDOS, Inc.,
                     VersaLink Inc., certain other individuals and Genesis
                     Health Ventures, Inc.


         2.          Consent of Ernst & Young, LLP
                                       -1-

National Health Care Affiliates, Inc.
and Related Entities

Audited Combined Financial Statements


Year ended December 31, 1995




Contents


Report of Independent Auditors ............................................  1

Audited Combined Financial Statements

Combined Balance Sheet ....................................................  2
Combined Statement of Earnings.............................................  4
Combined Statement of Owners' Equity ......................................  5
Combined Statement of Cash Flows...........................................  6
Notes to Combined Financial Statements.....................................  7

Report of Independent Auditors


Board of Directors and Shareholders
National Health Care Affiliates, Inc.
   and Related Entities


We have audited the accompanying combined balance sheet as of December 31, 1995 of National Health Care Affiliates, Inc. and Related Entities (Note 1), and the related combined statements of earnings, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1995 of National Health Care Affiliates, Inc. and Related Entities, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.






Buffalo, New York
March 15, 1996

National Health Care Affiliates, Inc.
and Related Entities

Combined Balance Sheet

December 31, 1995


Assets
Current assets:
   Cash and cash equivalents                                         $ 3,538,809
   Cash restricted for bond retirement - Note 4                          524,188
   Accounts receivable, less allowance for doubtful
     accounts of $374,000                                             12,615,783
   Inventory                                                             629,512
   Due from third parties                                              1,675,377
   Prepaid expenses                                                    1,007,638
                                                                     -----------
Total current assets                                                  19,991,307

Land, buildings and equipment - Notes 2 and 4:
   Land and land improvements                                          4,156,914
   Building and improvements                                          69,423,972
   Equipment                                                          13,354,321
                                                                     -----------
                                                                      86,935,207

   Less accumulated depreciation and amortization                     27,522,518
                                                                     -----------
                                                                      59,412,689

Other assets:
   Notes receivable from shareholders - Note 6                           250,000
   Reserve fund cash and U.S. Government
     obligations - Note 4                                                665,056
   Escrow cash - Note 2                                                  335,014
   Goodwill, net - Note 2                                              6,273,566
   Deferred finance costs - Note 2                                     1,639,614
   Other - Note 2                                                      2,464,465
                                                                     -----------
                                                                      11,627,715
                                                                     -----------
Total assets                                                         $91,031,711
                                                                     ===========

Liabilities and owners' equity
Current liabilities:
   Accounts payable and accrued expenses                             $11,567,422
   Salaries and wages                                                  3,138,625
   Accrued interest                                                      584,028
   Deferred resident income                                              540,327
   Current maturities of long-term debt                                3,284,623
                                                                     -----------
Total current liabilities                                             19,115,025





Long-term debt, less current maturities - Note 4                      67,183,144





Owners' equity:
   Common stock - Note 8                                                 231,565
   Preferred stock, par value $.10 per share
     Authorized 5,000,000 shares; issued and
       outstanding, none                                                    --
   Additional paid-in capital                                            278,470
   Capital accounts of affiliates                                        884,573
   Retained earnings                                                   3,338,934
                                                                     -----------
Total owners' equity                                                   4,733,542
                                                                     -----------
Total liabilities and owners' equity                                 $91,031,711
                                                                     ===========


See accompanying notes.

National Health Care Affiliates, Inc.
and Related Entities

Combined Statement of Earnings

Year ended December 31, 1995


Revenue:
   Basic healthcare services, net - Note 2                          $ 62,473,477
   Specialty medical services, net - Note 2                           44,840,029
   Management services and other                                       1,471,587
                                                                    ------------
Net revenue                                                          108,785,093

Operating expenses:
   Salaries, wages and benefits                                       52,792,169
   Other operating expenses                                           33,992,494
   Administrative and general                                          6,205,327
   Depreciation and amortization                                       4,055,259
   Rent expense                                                        3,175,908
   Interest expense                                                    6,176,718
                                                                    ------------

Net earnings                                                        $  2,387,218
                                                                    ============


See accompanying notes.

National Health Care Affiliates, Inc.
and Related Entities

Combined Statement of Owners' Equity
Year ended December 31, 1995

                                                                             Capital
                                                                             Accounts
                                        Common           Additional             of              Retained
                                        Stock          Paid-in Capital       Affiliates         Earnings              Total
                                        ------         ---------------       ----------         --------              -----
Balance at
   January 1, 1995                   $   234,447         $   278,470        $   342,668        $ 1,806,740         $ 2,662,325

Net earnings                                --                  --                 --            2,387,218           2,387,218

Redemption and retirement of
   NHCA stock (29,820 shares)             (2,982)               --                 --             (156,064)           (159,046)

Issuance of VersaLink stock                  100                --                 --                 --                   100

Redemption and retirement of
   HSNNY stock                              --                  --                 --              (10,480)            (10,480)

Redemption and retirement of
   Oak Hill stock                           --                  --                 --              (46,600)            (46,600)

Dividends paid                              --                  --                 --             (641,880)           (641,880)

Contributions from
   owners                                   --                  --              541,905               --               541,905
                                     -----------         -----------        -----------        -----------         -----------
Balance at
   December 31, 1995                 $   231,565         $   278,470        $   884,573        $ 3,338,934         $ 4,733,542
                                     ===========         ===========        ===========        ===========         ===========

See accompanying notes.

National Health Care Affiliates, Inc.
and Related Entities

Combined Statement of Cash Flows

Year ended December 31, 1995

Operating activities
Net earnings                                                                $ 2,387,218
Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                                            4,055,259
     Deferred revenue                                                          (113,696)
                                                                            -----------
                                                                              6,328,781
Changes in operating assets and liabilities, net of effects of acquisitions:
     Accounts receivable                                                     (2,454,726)
     Inventory                                                                  (72,920)
     Prepaid expenses                                                           (25,921)
     Accounts payable and other accruals                                      4,673,300
     Deferred resident income                                                     9,799
     Due to third parties, net                                               (1,435,853)
                                                                            -----------
Net cash provided by operating activities                                     7,022,460

Investing activities
Capital expenditures                                                         (2,036,624)
Decrease in notes and other receivables from
   related entities and shareholders                                           (915,164)
Acquisitions of businesses, net of cash acquired - Note 3                    (1,807,549)
                                                                            -----------
Net cash used in investing activities                                        (4,759,337)

Financing activities
Increase in restricted cash                                                     (57,541)
Decrease in escrow cash                                                         408,124
Increase in deferred expenses                                                  (990,888)
Proceeds from long-term borrowings                                            4,398,000
Principal payments on long-term debt                                         (3,113,778)
Principal payments from debt refinancing                                     (1,323,916)
Retirement of stock                                                            (216,126)
Contributions from shareholders                                                 541,905
Dividends paid                                                                 (641,880)
Other - net                                                                    (123,769)
                                                                            -----------
Net cash used in financing activities                                        (1,119,869)
                                                                            -----------
Net increase in cash and cash equivalents                                     1,143,254
Cash and cash equivalents at beginning of year                                2,395,555
                                                                            -----------
Cash and cash equivalents at end of year                                    $ 3,538,809
                                                                            ===========

See accompanying notes

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements

December 31, 1995


1. General

The financial statements presented herein include the combined financial statements of National Health Care Affiliates, Inc. (NHCA) and its majority-owned subsidiary Proxyfusion, Inc. (ProxyFusion), as well as the related entities of Brompton Heights (Brompton), Delaware Avenue Partners (DAP), Derby Nursing Center Corporation (Derby), Orchard Heights, Oak Hill Health Care Center, Inc. (Oak Hill), Health Services of Northern New York, Inc. (HSNNY), VersaLink, Inc., EIDOS (formerly known as NHCA Management Services Corporation), and Hamister Office Building Partnership (HOBP). Intercompany transactions and balances have been eliminated in combination.


2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash equivalents consist of certificates of deposit with maturities of less than three months.

Accounts Receivable and Revenues

NHCA and related entities provide services to nursing home patients and home health care clients under agreements with third-party payors (Medicare and Medicaid), whereby NHCA and related entities are reimbursed under provisions of their respective cost reimbursement formulas. Amounts received under these agreements are generally less than established billing rates and the difference is accounted for as a deduction from revenue. Final determination of the amounts earned is subject to review by the third-party payors or their agents. While the ultimate outcome of such reviews is unknown, it is the opinion of management that adequate provision has been made for any significant adjustments that may result.

Significant concentrations of resident service revenues are derived from contractual arrangements with Medicaid and Medicare. Resident accounts receivable at December 31, 1995 include Medicaid, 26% and Medicare, 23%.

Deferred resident income represents a liability for future resident care services for which advance payment has been received.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Inventory

Inventory is valued at the lower of cost (first-in, first-out method) or market.

Land, Buildings and Equipment

Land, buildings, and equipment are recorded at cost; renewals and betterments are capitalized at cost, and maintenance and repairs are charged to expense as incurred.

Depreciation is provided over the estimated service lives of the assets on the straight-line method. Generally, the estimated service lives used are 40 years for buildings, 20 years for land and building improvements, 15 years for fixed equipment, and 10 years for furniture and fixtures.

Escrow Cash

Escrow cash at December 31, 1995 consists of $50,000 in deposits related to potential business acquisitions. Certain financing agreements require monthly payments to fund mortgage insurance premiums, real estate taxes, capital improvements and property insurance of which $285,014 is held in escrow at December 31, 1995.

Funding of $35,665 per month is required during 1996.

Funds Held in Trust

NHCA and related entities maintain funds in trust for residents' use. These funds are included in cash and accounts payable, and amounted to $505,418 at December 31, 1995.

Goodwill

Goodwill costs of $6,441,176 at December 31, 1995 resulted from acquisitions (Note 3) and are being amortized over a 40 year life. Accumulated amortization was $167,610 at December 31, 1995. Based upon management's assessment of the future undiscounted operating cash flows of acquired businesses, the carrying value of goodwill at December 31, 1995 has not been impaired.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Deferred Finance Costs

Deferred financing costs of $2,415,782 at December 31, 1995 were incurred in connection with various debt financing arrangements and are being amortized over the term of the respective debt agreements. Accumulated amortization was $776,168 at December 31, 1995.

Other Assets

Other assets consist primarily of the following:

     Leasehold interests related to NHCA were acquired in 1989 at a cost of $1,650,000, and are being amortized using the straight-line method over the initial term of the related lease. Accumulated amortization was $1,024,153 at December 31, 1995.

     Costs related to covenant-not-to-compete agreements of $875,000 at December 31, 1995 resulted from acquisitions (Note 3) and are being amortized over periods of 2.5 to 5 years, according to the terms of the respective agreements. Accumulated amortization was $115,972 at December 31, 1995.

     Fees of $835,545 were incurred during 1995 in conjunction with a franchise agreement and the securement of a related non-compete agreement with a national supplementary staffing franchisor. The payment is being amortized over the future benefit period of this agreement (2.8 years). Accumulated amortization was $124,048 at December 31, 1995.

Nonrecurring Costs

Nonrecurring costs of $242,463 included in administrative and general expenses represent charges to operations for legal, accounting and other costs incurred in connection with negotiations and due diligence activities related to discussions with potential equity investors in 1995.

Income Taxes

NHCA and related entities (except for HSNNY and ProxyFusion, Inc. which are taxable C-Corporations) have elected to be treated as either S Corporations, under Subchapter S of the Internal Revenue Code, or as partnerships and are not subject to income taxes as such taxes accrue to the shareholders or partners. Taxes attributable to HSNNY and ProxyFusion, Inc. of approximately $7,000 are included in administrative and general expenses.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Earnings Per Share

NHCA and related entities do not present information on earnings per share because the combined statements are those of a private enterprise which is not required to present earnings per share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of financial instruments is determined by reference to various market data and other valuation considerations. The fair value of financial instruments approximates their recorded values.


3. Acquisitions

On October 25, 1995, NHCA acquired the business assets of Professional Home Health, L.P. d/b/a Commonwealth Pediatrics, a durable medical equipment and home health care company specializing in pediatric respiratory services in Richmond and Charlottesville, Virginia. The purchase price was $2,306,586 paid in a combination of cash and long-term notes payable. The excess of the purchase price over the estimated fair value of the tangible assets was recorded as goodwill. The acquisition may result in the payment of up to $400,000 contingent upon future earnings of the home health care company. During 1995, no contingent payments were required under the terms of this agreement. The estimated effect (unaudited) of this acquisition, as if the acquisition had occurred on January 1, 1995, would have been to increase net revenues and net earnings by $2,295,000 and $252,000, respectively, in 1995.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


3. Acquisitions (continued)

On September 29, 1995, NHCA (79%) and Oak Hill (21%) acquired the stock of ProxyFusion, Inc. d/b/a Progressive Infusion Care P.A., a provider of infusion therapy services. The purchase price was $1,542,029, paid in a combination of cash and long-term notes payable. The excess of the purchase price over the estimated fair value of the net assets was recorded as goodwill. The estimated effect (unaudited) of this acquisition, as if the acquisition had occurred on January 1, 1995, would have been to increase net revenues by $1,936,000 and would have had an immaterial impact on net earnings in 1995.

Effective January 1, 1995, the shareholders of NHCA acquired the stock of Health Services of Northern New York, Inc., a provider of temporary nursing and certified home health care services. The purchase price was $1,689,391, paid in a combination of cash and long-term notes payable. The excess purchase price over the estimated fair value of the net assets was recorded as goodwill. The acquisition may result in an additional $300,000 payment contingent upon future earnings of the Company. During 1995 no contingent payments were required under this agreement.

On May 23, 1994, NHCA acquired the business assets of Care Med Management Systems, Inc., a provider of home care and supplemental staffing services in West Palm Beach, Florida d/b/a PRN of West Palm Beach. The purchase price was $1,800,000 in cash and long-term notes payable. The excess of the purchase price over the estimated fair value of the net assets was recorded as goodwill. The acquisition may result in an additional $1,200,000 payment contingent upon future earnings of the Company. A total of $166,062 in contingent payments have been made under the terms of this agreement ($122,228 in 1995).

On January 31, 1994, NHCA acquired the stock of Nursefinders of Cleveland, Inc., a temporary nursing and home health agency with operations in Cleveland and Akron, Ohio, d/b/a PRN of Cleveland and Akron. The purchase price was $1,829,000, paid in a combination of cash and a long-term note payable. The excess of the purchase price over the estimated fair value of the net assets was recorded as goodwill. The acquisition may result in an additional $500,000 payment contingent upon future earnings of the agency. A total of $65,572 in contingent payments (all made in 1995) have been made under this agreement.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


4. Long-Term Debt

Long-term debt consists of the following at December 31, 1995:

   First mortgages with banks, at various rates from 7.75% to 12.5%, payable through 2034.   $54,664,483

   Other mortgages, at various rates from 9% to 10.5%, payable through 1999.                   4,096,896

   Other secured obligation, at prime plus 1.5%, payable through 2001.                         3,770,361

   Industrial Revenue Bonds, at rates of 9.75% and 10.7%, maturing serially through 2010.      3,190,000

   Unsecured obligations, at various rates from 5% through 10%, payable through 2002.          4,083,774

   Other                                                                                         662,253
                                                                                             -----------
                                                                                              70,467,767
Less current maturities                                                                        3,284,623
                                                                                             -----------
                                                                                             $67,183,144
                                                                                             ===========


Substantially all property and equipment are pledged as collateral on long-term debt. Subordinated debt is subordinate for all purposes and subject in right of payment to prior payment in full of the senior debt. In the event of default on senior debt, the holder of the senior debt may declare a halt to the subordinate debt payments until the default has been satisfactorily cured.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


4. Long-Term Debt (continued)

The aggregate maturities of long-term debt for years subsequent to December 31, 1995 are as follows:

             1996                          $ 3,284,623
             1997                           15,607,180
             1998                            2,474,088
             1999                           17,099,722
             2000                            7,810,411
             Thereafter                     24,191,743
                                           -----------
                                           $70,467,767
                                           ===========

Interest paid in 1995 was $6,141,024.

Cash restricted for bond retirement relates to currently payable Industrial Revenue Bonds. Reserve funds are required to be maintained over the life of the bonds and used solely for the purpose of paying principal and interest on the bonds to the extent that such funds may be needed. Cash and U.S. Government obligations in the reserve fund are subject to certain withdrawal restrictions under the terms of the respective bond agreements.

Certain loan agreements provide restrictions including among others, the maintenance of specified debt coverage, debt-to-worth and current ratios, and specified net earnings. At December 31, 1995, NHCA and related entities were in compliance with these requirements.

NHCA's $4,000,000 working capital line of credit is used to collateralize letters of credit issued on behalf of the Company. At December 31, 1995, approximately $1,200,000 is available on this line and $2,800,000 has been utilized to secure letters of credit. NHCA has a revolving credit facility of up to $5,000,000 of which $3,770,361 was outstanding at December 31, 1995. The credit facility is available for financing of home health care agency acquisitions through December 31, 1997.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


4. Long-Term Debt (continued)

In 1996, NHCA received bank commitments to refinance certain of its debt obligations. These obligations will be refinanced in 1996 under the terms of the bank commitment. Funds of $18 million have been committed. If these debt obligations had been refinanced at December 31, 1995, the aggregate maturities on long-term debt for years subsequent to December 31, 1995 would be as follows (assuming an interest rate of 8.45%).

               1996                                 $ 2,936,281
               1997                                   9,195,217
               1998                                   2,292,358
               1999                                  14,577,772
               2000                                   8,102,456
               Thereafter                            33,363,683
                                                    -----------
                                                    $70,467,767
                                                    ===========

5. Operating Leases

NHCA currently leases four health care facilities and Derby leases one health care facility under noncancelable operating leases. The facility leases each provide for an initial term of 10 years, with two 5-year renewal options, and are subject to annual escalators based on increases in operating revenues. NHCA and Derby have the right to purchase the facilities at fair market value after October 1999. Aggregate minimum lease payments under the terms of these leases are as follows:

               1996                                 $2,411,000
               1997                                  2,433,500
               1998                                  2,456,000
               1999                                  2,405,917
                                                    ----------
                                                    $9,706,417
                                                    ==========

NHCA has issued a standby letter of credit for $900,000 guaranteeing in part its future commitment under the facility leases.


6. Related Party Transactions

During 1995, a shareholder borrowed $250,000 at 5% interest, maturing in August 2000. Interest revenue of $4,452 has been accrued as of December 31, 1995.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


6. Related Party Transactions (continued)

In addition, NHCA has guaranteed certain shareholder indebtedness aggregating $655,803 at December 31, 1995. Management believes NHCA will not incur any liability under these guarantees.


7. Employee Savings and Retirement Plan

NHCA and related entities offer a defined contribution plan (the Plan), subject to the provisions of the Employee Retirement Income Security Act (ERISA) of 1974, to qualified employees who are not members of a bargaining unit. Participants voluntarily elect to contribute up to 15% of their annual gross wages up to the maximum allowed by the Internal Revenue Service. NHCA and related entities matched 25% of the participants' qualified contributions up to a maximum of 4% of their gross wages. The Plan began operations in 1988. Company contributions were $68,742 in 1995.


8. Capital Stock

Common stock outstanding was as follows at December 31, 1995:

NHCA - par value $.10 per share:
   Authorized 12,000,000 shares; issued and
     outstanding 2,304,650 shares                                       $230,465
Oakhill - no par value:
   Authorized 12,000,000 shares; issued and
     outstanding 2,304,682 shares                                           --
Derby - par value $.20 per share:
   Authorized, issued and outstanding 5,000 shares                         1,000
Versalink - par value $1 per share:
   Authorized 1,000 shares; issued and outstanding
     100 shares                                                              100
HSNNY
   Authorized 2,389,790 shares; issued and
     outstanding 2,256,511 shares at stated value                           --
                                                                        --------
                                                                        $231,565
                                                                        ========

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


8. Capital Stock (continued)

The issuance of up to 5,000,000 shares of NHCA series preferred stock is authorized. The rights, privileges, and preferences of each series will be determined by resolutions of the Board of Directors upon issuance.

NHCA and its shareholders have entered into a share purchase agreement which restricts the transferability of their shares and provides for certain conditions under which their shares must be purchased by the other principal shareholders or NHCA at the lower of a specified price (as determined by a formula based on NHCA earnings) or fair market value of the shares.

Up to 47,796 shares of common stock of NHCA is authorized to be issued to two outside directors, as defined in a stock option agreement. The options are exercisable at a price of $12.553 per share through February 2005. No compensation expense was incurred related to these options in 1995, and at December 31, 1995, no options have been exercised.


9. Stock Redemption

The shareholders have entered into an agreement whereby NHCA and certain related entities will redeem annually, subject to certain restrictions and limitations, the ownership interests of two principal shareholders based upon a predetermined formula. Payments of $159,046 were made in 1995 to redeem a portion of NHCA stock. In addition, payments of $10,480 and $46,600 were made to redeem HSNNY and Oak Hill stock, respectively, in 1995. As a result of limitations related to availability of cash flow and debt covenant requirements, management does not expect the amount to be paid in 1996 related to the stock redemption agreement to be materially higher than the 1995 amount.


10. Contingencies

At December 31, 1995, certain claims of the type normally associated with the Company's business have been asserted against NHCA. In the opinion of management, all matters involving claims for damages are adequately covered by insurance, are without merit or are of such kind or amount as would not have a material effect on the financial position or results of operations of the Company.

National Health Care Affiliates, Inc.
and Related Entities

Notes to Combined Financial Statements (continued)


11. Non-Cash Transactions

The following non-cash transactions occurred during 1995:

     Note payable to sellers for acquisition of Commonwealth Pediatrics (Note 3)                        $  600,000

     Note payable for noncompete agreement (Note 2)                                                     $  429,545

     Note payable to sellers for acquisition of HSNNY (Note 3)                                          $1,089,391

12. Subsequent Event - Purchase of Business Assets

Effective January 1, 1996, NHCA purchased the business assets of Nurses PRN of Denver, Inc. and PRN, Inc., entities that provide home care and supplementary staffing services in Florida, Alabama, Colorado, and Oregon. The purchase price was $3,975,000 with an additional $2,500,000 payment contingent upon future earnings of the business units. In connection with this purchase, the Company utilized approximately $1,092,000 of its available revolving credit facility.

13. Subsequent Event - Sale of Business Interests - Unaudited

On May 3, 1996, NHCA entered into an agreement with Genesis Health Ventures to sell certain of its business interests in the states of Florida, Virginia and Connecticut for approximately $133,600,000, including assumed debt. These entities account for $83,800,000 of the combined net revenues and $65,500,000 of the combined total assets reported in the accompanying combined financial statements.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

   The following unaudited pro forma condensed consolidated statement of operations gives effect to (i) the acquisition by Genesis of McKerley Health Care Centers, Inc. and certain related entities ("McKerley") in November 1995,
(ii) the transaction contemplated by the agreement, dated in April 1996, between Genesis and NeighborCare Pharmacies, Inc. and certain of its related entities ("NeighborCare"), (iii) the transaction contemplated by the agreement between Genesis and National Health as described in this report, and (iv) the proposed public offering by Genesis of up to 6,900,000 shares of its Common Stock and the application of the estimated net proceeds from such offering as described under "Use of Proceeds" in the Registration Statement on Form S-3 with respect to such offering, as if each had occurred at the beginning of the periods presented.

   The pro forma condensed statements of operations are based upon assumptions and include adjustments as described in the notes below. The pro forma information should be read in conjunction with the Genesis's historical consolidated financial statements, McKerley's historical combined financial statements and National Health's historical combined financial statements included or incorporated by reference herein. The historical combined financial statements of McKerley for the year ended November 30, 1995 and for the three months ended December 31, 1995 are included in the columns "McKerley" in the tables below. As a result of the differing year ends of the two companies, the two months ended November 30, 1995 are included in both periods. The historical financial statements of NeighborCare for the year ended July 2, 1995 and the three months ended December 31, 1995 are included in the colums "NeighborCare" in the tables below. The historical combined financial statements of National Health for the year ended December 31, 1995 and for the three months ended December 31, 1995 are included in the columns "National Health" in the tables below. As a result of the differing year ends of the two companies, the three months ended December 31, 1995 is included in both periods. Such data is not necessarily indicative of the historical financial results that would have been achieved had the acquisitions occurred at the beginning of the periods presented or that may be expected to result in the future as a result of such transactions.


                                                                      Year ended September 30, 1995
                                   ------------------------------------------------------------------------------------------------
                                     Genesis        McKerley          McKerley Pro     NeighborCare  NeighborCare  National Health
                                   Historical      Historical             Forma         Historical    Pro Forma        Historical
                                    Results         Results            Adjustments       Results     Adjustments       Results
                                   ----------      ----------         -------------     ----------   ------------  ---------------
                                                              (In thousands, except share and per share data)
Net revenues  ..................... $486,393         $57,266       $    114 (A)(B)(C)     $ 52,751    $  --            $108,785
Operating expense:
Operating expenses other than
  depreciation, amortization
  and lease expense ...............  393,139          50,400         (4,394)(A)(D)          51,986     (1,849)(I)        92,990
Depreciation and
  amortization ....................   18,793           1,900          1,079 (F)               --        2,547 (J)         4,055
Lease expense  ....................   13,798           2,759         (1,244)(G)               --          --              3,176
Interest expense, net  ............   20,367           4,200          1,625 (A)(E)           1,276      1,880 (M)         6,177
                                    --------        --------       --------               --------     ------           -------
Earnings from operations
  before income taxes and
  extraordinary items .............   40,296          (1,993)         3,048                   (511)    (2,578)            2,387
                                    --------        --------       --------               --------     ------           -------
Earnings from operations
  before extraordinary items....... $ 25,531         $(1,255)      $  1,920                  $(322)   $(1,624)          $ 1,504
                                    --------        --------       --------               --------     ------           -------
Fully diluted earnings per
  share before extraordinary
  items ...........................    $1.03                                                              333(H)
Weighted average common
  shares and equivalents ..........   28,452



                                                                     Year ended September 30, 1995
                                           -----------------------------------------------------------------------------------

                                                                                                              Pro Forma
                                                                    Pro Forma                                Consolidated
                                                                   Consolidated                           Genesis/McKerley/
                                            National Health      Genesis/McKerley/                          NeighborCare/
                                               Pro Forma       NeighborCare/National       Offering   National Health Results
                                              Adjustments         Health Results          Adjustment    Adjusted for Offering
                                           ----------------    ---------------------     ------------   ----------------------
                                                        (In thousands, except per share data)
Net revenues  ....................            (22,949)(L)(P)       682,360                    --                682,360
Operating expense:
Operating expenses other than
  depreciation, amortization
  and lease expense ..............            (26,435)(L)(O)(P)    555,837                    --                555,837
Depreciation and
  amortization ...................              1,067 (M)           29,441                    --                 29,441
Lease expense  ...................               (233)(L)           18,256                                       18,256
Interest expense, net  ...........              3,375 (L)(N)        38,900                 (11,696)(Q)           27,204
                                             --------              -------              ----------             --------
Earnings from operations
  before taxes and
  extraordinary items ...........                (723)              39,926                  11,696               51,622
                                                                                         ----------             -------
Earnings from operations
  before extraordinary items.....                (455)              25,299                 $ 7,368               32,667
                                                                                         ----------             -------
Fully diluted earnings per
  share before extraordinary
  items .........................                                                                                 $1.05
Weighted average common
  shares and equivalents ........                                                            6,000               34,785


                                                               Three Months ended December 31, 1995
                                -------------------------------------------------------------------------------------------------
                                   Genesis        McKerley           McKerley        NeighborCare  NeighborCare   National Health
                                  Historical     Historical          Pro Forma        Historical    Pro Forma        Historical
                                   Results        Results           Adjustments        Results     Adjustments       Results
                                 ----------      ----------         -------------    ------------  ------------   ---------------
                                                              (In thousands, except share and per share data)
Net revenues  ................... $132,778      $ 9,671        $  204 (A)(B)(C)        $16,819         --            $28,595
Operating expenses:
Operating expenses other than
  depreciation, amortization
  and lease expense .............  107,477        9,868        (2,151)(A)(D)            15,198       (462)(I)(K)      24,857
Debenture conversion expense ....    1,090          --            --
Depreciation and
  amortization ..................    5,148          323           180 (F)                  219        637 (J)          1,130
Lease expense  ..................    3,793          460          (207)(G)                  366         --                830
Interest expense, net  ..........    6,040        1,158          (201)(A)(E)               453        346 (H)          1,585
                                   -------       --------        -------               -------      -----             ------
Earnings from operations
  before taxes and
  extraordinary items ...........    9,230       (2,138)        2,583                      583       (521)               193
                                   -------       --------       -------                -------      -----             ------
Earnings from operations
  before extraordinary items.....  $ 5,858       $(1,347)      $1,627                   $  367      $(328)             $ 122
                                   -------       --------      -------                 -------      -----             ------
Fully diluted earnings per
  share before extraordinary
  items and Debenture
  conversion expense ............    $0.26
Weighted average common
  shares and equivalents ........   28,669                                                           333(H)



                                                               Three Months ended December 31, 1995
                                        -------------------------------------------------------------------------------
                                                                                                       Pro Forma
                                                              Pro Forma                              Consolidated
                                                            Consolidated                            Genesis/McKerley
                                        National Health    Genesis/McKerley                           NeighborCare
                                         Pro Forma       NeighborCare/National      Offering     National Health Results
                                          Adjustments       Health Results         Adjustment     Adjusted for Offering
                                        ---------------  ---------------------    ------------   ------------------------
                                                      (In thousands, except share and per share data)
Net revenues  .................          $(6,159)(L)(P)      $181,908                                  $181,908
Operating expenses:
Operating expenses other than
  depreciation, amortization
  and lease expense ...........           (7,325)(L)(O)(P)    147,462                                    147,462
Debenture conversion expense ..                                 1,090               --                     1,090
Depreciation and
  amortization ................              151 (L)(M)         7,788                                      7,788
Lease expense  ................              (75)(L)            5,167                                      5,167
Interest expense, net  ........              787 (L)(N)        10,168               (2,948)(Q)             7,220
                                          ------               ------               ------                 -----

Earnings from operations
  before taxes and
  extraordinary items ........               303               10,233                2,948                13,181
                                          ------               ------              -------                ------

Earnings from operations
  before extraordinary items...           $  190              $ 6,489               $1,857               $ 8,346
                                          ------              -------               ------                ------
Fully diluted earnings per
  share before extraordinary
  items and Debenture
  conversion expense ..........                                                                            $0.28
Weighted average common
  shares and equivalents ......                                                     6,000                 35,002


                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES

PRO FORMA ADJUSTMENTS ARE AS FOLLOWS:

McKerley Transaction

(A) The historical financial statements of McKerley include unusual, nonrecurring charges related to a provision to properly state certain insurance program liabilities, record a loss related to the termination of an interest rate swap agreement and to write off certain other long-term assets.

                                                               Year Ended      Three Months Ended
                                                           September 30, 1995   December 31, 1995
                                                           ------------------   -----------------
                                                                        (In thousands)
    Revenues, net  .....................................        $   204              $   204
                                                                =======              =======
    Operating expenses other than depreciation,
      amortization and lease expense ...................         (1,579)              (1,579)
    Interest expense, net  .............................        $  (566)             $  (566)
                                                                =======              =======

(B) Effective October 1, 1995 the State of New Hampshire issued a reduction in payment rates under the Medical Assistance program. The annualized impact of this rate reduction is approximately $1,500,000.

                         Year Ended       Three Months Ended
                     September 30, 1995   December 31, 1995
                     ------------------   -----------------
                                  (In thousands)
    Revenues, net.....       ($1,500)               --
                             =======            =======

(C) The former owners have agreed to pay certain Genesis subsidiaries for marketing and other services for approximately two years with annual payments of approximately $900,000. The former owners also agreed to lease 30,000 square feet of office space from the Genesis for approximately two years at an annual rate of $510,000.

                          Year Ended       Three Months Ended
                      September 30, 1995   December 31, 1995
                      ------------------   -----------------
                                   (In thousands)
    Revenues, net...         $1,410                  --
                             ======              =======

(D) As a result of the McKerley Transaction, corporate overhead functions related to the prior owners, certain nursing staff and regional management of the nursing facilities will be merged. Genesis has identified duplicative positions and the costs associated with such positions, and plans to eliminate these costs according to a transition plan within one year of the acquisition.

    Salary costs and other payments associated with certain McKerley principals who will not be joining Genesis have been identified and eliminated, as well as costs associated with other management positions which have already been vacated and will not be replaced. Support staff associated with these positions have also been eliminated.

    The components of the savings expected upon merging McKerley's operations into Genesis are as follows:

                                                                  Annual Cost    Quarterly Cost
                                                                 -------------   --------------
                                                                         (In thousands)
    Principal salaries, payments and cost of support
      personnel ..............................................      $1,693            $418
    Management to be eliminated due to overlap, and vacated
      management positions not to be replaced ................         622             104
    Personnel reduction in operating staff to eliminate
      duplicative positions ..................................         500              50
                                                                 -------------   --------------
                                                                    $2,815            $572
                                                                 =============   ==============


                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES

   The impact of the savings have been reflected in a pro forma adjustment as follows:

                                                               Year Ended      Three Months Ended
                                                           September 30, 1995   December 31, 1995
                                                           ------------------   -----------------
                                                                      (In thousands)
    Operating expenses other than depreciation,
      amortization and lease expense .......................        $(2,815)              $(572)
                                                                  ==========            ========

(E) The McKerley Transaction was financed with borrowings under the Genesis's bank credit facilities aggregating approximately $68,000,000. Genesis has repaid approximately $27,000,000 of assumed McKerley debt. Genesis has also assumed a mortgage obligation of approximately $9,000,000 which was not immediately repaid. Interest rate assumptions are 7.25% for Genesis's borrowing under its bank credit facilities.

                                                                 Year Ended      Three Months Ended
                                                             September 30, 1995   December 31, 1995
                                                             ------------------   -----------------
                                                                         (In thousands)
    Interest expense, net:  ..............................
       Interest expense -- bank facilities................        $ 4,930               $ 822
       Elimination of historical McKerley remaining
         interest expense  ...............................         (2,739)               (457)
                                                                ---------              -------
                                                                  $ 2,191               $ 365
                                                                =========              =======


(F) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The pro forma adjustment to reflect the increased depreciation and amortization is as follows:


                                                Year Ended       Three Months Ended
                                             September 30, 1995   December 31, 1995
                                             ------------------   -----------------
                                                         (In thousands)
    Depreciation and amortization expense          $1,079               $180
                                                   =======              ======

(G) The former owners have agreed to make certain lease payments on behalf of the Company with respect to certain lease obligations of the McKerley Entities. The following pro forma adjustment reflects the impact of recognizing the resulting lease expense on a straight line basis over the remaining lease term:

                           Year Ended      Three Months Ended
                       September 30, 1995   December 31, 1995
                       ------------------   -----------------
                                    (In thousands)
    Lease expense ..        $(1,244)             ($207)
                           ========              =====

NeighborCare Transaction

(H) A portion of the NeighborCare Transaction will be financed with borrowings under Genesis's bank credit facilities aggregating approximately $47,250,000. Genesis expects to repay approximately $18,000,000 of NeighborCare debt assumed in the transaction. Interest rate assumptions are 6.8% for Genesis's borrowings under its credit facilities.


                                                                Year Ended      Three Months Ended
                                                            September 30, 1995   December 31, 1995
                                                            ------------------   -----------------
                                                                       (In thousands)
    Interest expense, net:  ..............................
       Interest expense -- bank facility .................        $ 3,171              $ 799
       Elimination of historical NeighborCare remaining
         interest expense  ...............................         (1,291)              (453)
                                                                ---------            -------
                                                                 $ 1,880              $ 346
                                                               =========            =======

Adjustment to reflect the issuance of $10,000,000 of Genesis Common Stock as a portion of the consideration. The stock issuance price has been estimated at $30 per share resulting in the issuance of 333,333 shares.


(I) As a result of the NeighborCare Transaction, corporate and administrative overhead functions related to the prior ownership structure will be merged. Accordingly, Genesis has identified duplicative physical locations which will be merged into existing Genesis pharmacy and medical supply locations.

                                                                  Annual Cost    Quarterly Cost
                                                                 -------------   --------------
                                                                       (In thousands)

    Consolidation of institutional pharmacy locations  .......     $  (300)          $ (75)
    Consolidation of medical supply division  ................        (300)            (75)
    Personnel reduction in operating staff to eliminate
      duplicative positions ..................................        (615)           (154)
    Other operating costs including legal and accounting
      fees, advertising and office expense ...................        (474)           (118)
                                                                   -------            ----
                                                                   $(1,689)          $(422)
                                                                   =======           =====

    The impact of the savings have been reflected in a pro forma adjustment as follows:

                                                                  Year Ended      Three Months Ended
                                                              September 30, 1995   December 31, 1995
                                                              ------------------   -----------------
                                                                       (In thousands)

    Operating expenses other than depreciation
      amortization and lease expense .......................       $(1,689)              ($422)
                                                                   =======              ======

(J) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The elimination of historical depreciation expense is the result of certain assets not being acquired by Genesis. The pro forma adjustment to reflect the net increased depreciation and amortization is as follows:




                                                        Year Ended      Three Months Ended
                                                    September 30, 1995   December 31, 1995
                                                    ------------------   -----------------
                                                                (In thousands)
    Impact of step-up and allocation of goodwill          $2,706               $677
    Elimination of historical depreciation
       expense ...................................          (159)               (40)
                                                         -------             ------
    Depreciation and amortization.................        $2,547               $637
                                                         =======             ======


(K) In connection with the NeighborCare Transaction, certain corporate office and furniture and fixture leases will be terminated. The pro forma adjustment to reflect this is as follows:

                                            Year Ended       Three Months Ended
                                        September 30, 1995   December 31, 1995
                                        ------------------   -----------------
                                                    (In thousands)
    Operating expenses other
      than depreciation, amortization
      and lease expense .....                  $(160)              $(40)
                                               =======             ======

National Health Transaction

(L) In connection with the National Health Transaction certain assets and liabilities will not to be acquired by Genesis. Additionally certain businesses, including home health care, infusion therapy and assisted living facilities in New York State will not be acquired. The statement of operations data from these assets is presented in a proforma footnote below:

                                                                    Year Ended        Three Months Ended
                                                               September 30, 1995     December 31, 1995
                                                               ------------------   -----------------------
                                                                             (In thousands)
    Net Reveunes .............................................     $(24,949)             $(6,659)
    Operating expenses other than debenture conversion expense
      depreciation, amortization and lease expense ...........      (27,375)              (7,560)
    Depreciation and amortization ............................       (1,290)                (417)
    Lease expense ............................................         (233)                 (75)
    Interest expense, net ....................................       (1,124)                (338)

(M) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of the purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The pro forma adjustment to reflect the increased depreciation and amortization is as follows:

                                                                    Year Ended        Three Months Ended
                                                               September 30, 1995      December 31, 1995
                                                               ------------------   -----------------------
                                                                             (In thousands)
    Depreciation and amortization ............................     $2,357                    $568
                                                                   ======                    ====

(N) The National Health Transaction is expected to be financed by Genesis with borrowings under its bank credit facilities aggregating approximately $116,272,000. Genesis intends to repay approximately $36,200,000 of indebtedness to be assumed upon consummation of the transaction. Genesis also expects to assume mortgage obligations of approximately $18,000,000 which is not expected to be repaid. Interest rate assumptions are 6.8% for Genesis's borrowing under its bank credit facilities.

                                                                   Year Ended         Three Months Ended
                                                               September 30, 1995     December 31, 1995
                                                               ------------------   -----------------------
                                                                             (In thousands)
    Interest expense, net:
         Interest expense-bank facility .......................     $8,139                  $2,035
         Elimination of historical National Health remaining
           expense.............................................     (3,640)                   (910)
                                                                    ------                  ------
                                                                    $4,499                  $1,125
                                                                    ======                  ======

(O) Genesis has identified certain cost saving opportunities in connection with the National Health Transaction. Genesis has identified duplicative positions and the costs associated with such positions, and plans to eliminate these costs according to a transition plan within one year of the acquisition.

                                                                   Year Ended        Three Months Ended
                                                               September 30, 1995     December 31, 1995
                                                               ------------------   -----------------------
                                                                             (In thousands)
    Reduction in contract labor services .....................      $(108)                  $(27)
    Personnel reduction in operating staff to eliminate
      duplicative positions...................................       (252)                   (63)
                                                                     ----                   ----
                                                                    $(360)                  $(90)
                                                                     ====                    ===

(P) Genesis has identified certain revenue synergies relating to its pharmacy, medical supply and group purchasing businesses. These services are currently not provided by Genesis to National Health facilities nor does National Health have the businesses to deliver these services.

                                                                   Year Ended        Three Months Ended
                                                               September 30, 1995     December 31, 1995
                                                               ------------------   -----------------------
    Revenues, net.............................................     $2,000                  $500
    Operating expenses other than debenture conversion expense
      depreciation, amortization and lease expense ...........      1,300                   325
                                                                   ------                  ----
        Net impact ...........................................     $  700                  $175
                                                                   ======                  ====

Offering Adjustment

(Q) Adjustment to reflect the application of the net proceeds of the Offering to repay indebtedness under Genesis's bank credit facilities which currently bear interest at a weighted average annual rate of approximately 6.8%.

                           Year Ended      Three Months Ended
                       September 30, 1995   December 31, 1995
                       ------------------   -----------------
                                    (In thousands)
    Interest, net....        $11,696              $2,948
                            ========             =======

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)

   The following unaudited pro forma condensed consolidated balance sheet includes the historical consolidated condensed balance sheet of Genesis at December 31, 1995 and the pro forma adjustments to reflect the NeighborCare Transaction and the National Health Transaction, as if they occurred on December 31, 1995. The pro forma adjustments should be read in conjunction with Genesis's historical consolidated financial statements included elsewhere herein and National Health's historical combined financial statements included in Genesis's Form 8-K dated May 3, 1996.





                                                                                               Pro Forma            Pro Forma
                                                                   Pro Forma                    National           Consolidated
                                                                 NeighborCare     National       Health       Genesis/NeighborCare/
                                      Genesis    NeighborCare     Adjustments      Health      Adjustments        National Health
                                                                          (In thousands)
Current assets  ...................   $189,281     $18,188         $   --          $19,991   $(6,979)(D)               $220,481
Property and equipment, net........    292,594       1,691             --           59,413    63,841(D)(G)              417,539
Other assets  .....................    202,051       6,096           46,327(C)      11,628     2,483(D)(G)              268,585
Total assets  .....................   $683,926     $25,975         $ 46,327        $91,032    $59,345                  $906,605
Current liabilities  ..............   $ 50,259     $10,476         $ (2,149)(A)(B) $19,115    $(2,295)(D)(E)(F)       $  75,406
Long term debt, excluding
  current maturities ..............    358,882      11,055           39,844(A)      67,183     65,854(D)(E)             542,818
Other liabilities  ................     14,495       2,686              390(B)        --          520(F)                 18,091
Shareholders' equity  .............    260,290       1,758            8,242(A)(C)    4,734     (4,734)(D)(G)            270,290
Total liabilities and shareholders
  equity ..........................   $683,926     $25,975         $ 46,327        $91,032    $59,345                  $906,605


   Pro forma adjustments are as follows:

NEIGHBORCARE TRANSACTION

(A) The NeighborCare Transaction will be financed with a combination of borrowing by Genesis under its bank credit facilities of approximately $47,250,000 and the issuance of $10,000,000 of Genesis Common Stock. The impact of the borrowings under the bank credit facilities and the issuance of Genesis common stock at an estimated value of $30 per share is reflected in the following pro forma adjustment:

                        (In thousands)
Current Liabilities        $(3,649)
Long-term debt  .....       39,844
Shareholders' equity        10,000
                           =======

(B) Transaction costs which include professional fees, duplicative salary costs and severance, taxes and title costs and certain other costs incurred or to be incurred in order to consummate the transaction will be accrued, net of tax benefits, in the amount of $1,890. The following pro forma adjustment represents the accrual for these costs:

                             (In thousands)
Current liabilities .....       $1,500
Other liabilities........          390
                                ======

(C) Purchase accounting adjustments include the following allocations:

                                 (In thousands)
Other assets ..............        $46,327
Shareholders' equity.......         (1,758)
                                   =======

NATIONAL HEALTH TRANSACTION

(D) The assets and liabilities of National Health not being acquired or assumed by Genesis in the National Health Transaction are eliminated in a pro forma adjustment as follows:

                                               (In thousands)
Current assets  ............................      $ (6,979)
Property and equipment  ....................        (9,778)
Other assets  ..............................        (8,616)
                                                  --------
Total assets  ..............................      $(25,373)
                                                  ========
Current liabilities  .......................      $ (4,195)
Long term debt, excluded current maturities        (14,318)
Other liabilities  .........................
Shareholders' equity  ......................        (6,860)
                                                  --------
Total liabilities and shareholders' equity        $(25,373)
                                                  ========


(E) The National Health Transaction will be financed by Genesis with borrowings under its bank credit facility of approximately $116,272,000 which includes the repayment of approximately $36,200,000. Additionally, Genesis will assume existing indebtedness of approximately $18,000,000 which it does not intend to repay immediately. The impact of the borrowings under the bank credit facility is reflected in the following pro forma adjustment:

                                                (In thousands)
Current liabilities  ........................      $  (100)
Long term debt, excluding current maturities        80,172
                                                   =======


(F) Transaction costs which include professional fees, duplicative salary costs and severance, taxes and title costs and certain other costs incurred or to be incurred in order to consummate the transaction will be accrued, net of tax benefits, in the amount of $2,520. The following pro forma adjustment represent the accrual for these costs:


                               (In thousands)
Current liabilities.......          $2,000
Other liabilities ........             520
                                    ======

(G) Purchase accounting adjustments include the following allocations:

                                (In thousands)
Property and equipment, net..      $73,619
Other assets  ...............       11,099
Shareholders' equity.........        2,126
                                   =======

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GENESIS HEALTH VENTURES, INC.



                                       By:     /s/ George V. Hager, Jr.
                                          -----------------------------------




Date: May 6, 1996

                                      -2-